EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333-293235) and Form S‑8 (Nos. 333-254239, 333-226258, 333-200320 and 333-213508) of Johnson Controls International plc of our report dated November 12, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
November 12, 2026